EXHIBIT 99.1

Renavotio, Inc. (RIII) secures $300,000 sale medical glove sale and Increases PPE Inventory In preparation for the Winter season and potential Covid Surge

Tulsa, OK, Nov. 19, 2021 (GLOBE NEWSWIRE) -- Renavotio, Inc. (OTCQB: RIII) (the “Company”), an infrastructure investment company focused on opportunities, including medical protective equipment, 5G, ISP, utility construction, utility management, IoT, water, waste management technology, and related industries, announced it has secured an initial order of $300,000 from an overseas client of medical examination gloves and has increased its on hand inventory of Personal Protective Equipment (“PPE”) in preparation for the upcoming winter season and potential Covid surge.

The Company has been increasing its inventory levels of other essential PPE such as gowns, and 100% nitrile medical examination gloves. The Company is focused on both made in the USA products and overseas factory direct partnerships with multiple Personal Protective Equipment (PPE) providers of masks, gowns, and gloves. These are the primary tools used by frontline medical provers and is the main source of protection for emergency and recovery workers.

Even as the Biden administration is preparing to roll out coronavirus vaccines for children, the director of the Centers for Disease Control and Prevention, Dr. Rochelle Walensky, indicated her agency would not be changing its guidance that all teachers, students and staff wear masks in schools.

Billy Robinson, the CEO and Chairman of Renavotio commented, "Renavotio stands ready to provide face masks, gloves and other protective products for schools, students, businesses and medical facilities this upcoming winter season. The Company anticipated a potential surge in demand over the winter months and thus positioned inventories in its medical supply division to fulfill any potential orders as they come in."

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About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) an infrastructure investment company focused on opportunities, including medical protective equipment, 5G, ISP, utility construction, utility management, the internet of all things, “(IoT”), water, waste management technology, and related industries. The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com.

For additional information on Renavotio, please visit: www.renavotio.com

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Investor Contact:

Renavotio, Inc.
601 South Boulder Ave.
Suite 600 Tulsa, OK 74119

(888) 928-1312
Email:brobinson@renavotio.com

Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, markets and other conditions, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, results of operations, and whether the Company will be successful and fulfill its stated goals. There are no assurances that there will be a Winter or Covid Surge that creates demand for the Company’s products as referenced above. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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